Exhibit 99.3

SCAN TO
VIEW MATERIALS & VOTE

SHARPLINK GAMING LTD.
333 WASHINGTON AVE N
MINNEAPOLIS, MINNESOTA 55401

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92851-S53859

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHARPLINK GAMING LTD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 BELOW.

		For	Against	Abstain
1.	To approve the consummation of the Transaction (as such term is used and defined in the accompanying proxy statement) contemplated by the Agreement and Plan of Merger, attached as Annex A-1, and the First Amendment to the Agreement and Plan of Merger, attached as Annex A-2, to the proxy statement, which provides the terms and conditions of SharpLink's acquisition of SportsHub Games Network, Inc.	☐	☐	☐
		Yes	**No**	
1a.	**In connection with this proposal, please indicate whether you are a controlling shareholder or have a personal interest (as such terms are defined in the proxy statement) in the Proposal. If you are not a controlling shareholder and do not have a personal interest in the proposal please mark "No".**	☐	☐	

2. To transact any other business that may be properly brought before the Meeting or any continuation, adjournment or postponement thereof.

Note: Please sign exactly as your name or names appear(s) on this Proxy. If two or more persons are joint owners of a share, this instrument must be executed by the person who is registered first in the Company's Register of Members. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting:
The Proxy Statement is available at www.proxyvote.com.

D92852-S53859

EXTRAORDINARY MEETING OF SHAREHOLDERS OF
SHARPLINK GAMING LTD.
December 14, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert DeLucia and Adrienne Anderson, or either of them, for and in the name(s) of the undersigned, with full power of substitution and revocation to vote any and all ordinary shares, par value NIS 0.06 per share, of SharpLink Gaming Ltd. (the "Company"), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Extraordinary Meeting of Shareholders of the Company to be held on Tuesday, December 14, 2022 at 4:00 PM Central time at the Company's headquarters located at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401 USA, and at any adjournment(s) or postponement(s) thereof, and hereby revoking any prior proxies to vote said shares, upon the following items of business and related resolutions as more fully described in the notice of and proxy statement for such Extraordinary Meeting (receipt of which is hereby acknowledged):

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AS SET FORTH ON THE REVERSE SIDE; PROVIDED, HOWEVER THAT VOTES CAST FOR PROPOSAL 1 WILL NOT BE COUNTED UNLESS "YES" OR "NO" HAS BEEN SPECIFIED AS TO WHETHER THE SHAREHOLDER IS A CONTROLLING SHAREHOLDER OR HAS A PERSONAL INTEREST WITH RESPECT TO THE PROPOSAL, AS APPLICABLE. FOR INFORMATION REGARDING THE DEFINITION OF "CONTROLLING SHAREHOLDER" OR "PERSONAL INTEREST," SEE THE DISCUSSION IN THE "REQUIRED VOTE" SECTION OF THE ITEM OF THE PROXY STATEMENT.

FOR THE FULL TEXT OF THE RESOLUTION SEE THE RELEVANT ITEM IN THE PROXY STATEMENT.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Continued and to be signed on the reverse side)